UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 14, 2017
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600,
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
This Current Report on Form 8-K is being filed principally to reflect certain retrospective revisions for amounts reported in reportable segments that have been made to the consolidated financial statements of Energy Transfer Partners, L.P. (“ETP” or the “Partnership”) that were previously filed with the Securities and Exchange Commission by the Partnership on February 24, 2017 as Items 1, 6, 7 and 8 to its Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”).
These retrospective revisions are due to the merger of Sunoco Logistics Partners L.P. (the registrant) and Energy Transfer Partners, L.P. (“pre-merger ETP”) in April 2017. Following the closing of the merger, the registrant changed its name from “Sunoco Logistics Partners L.P.” to “Energy Transfer Partners, L.P.”
The retrospective revisions reflected in the accompanying information include the following:

•
The merger resulted in the legal acquiree (pre-merger ETP) being treated as the surviving consolidated entity from an accounting perspective, while the surviving entity from a legal perspective was the registrant (the entity named Sunoco Logistics Partners L.P. prior to the merger). Therefore, for the pre-merger periods, the registrant’s consolidated financial statements have been retrospectively revised to reflect the consolidated financial statements of the legal acquiree (pre-merger ETP) as the predecessor to the post-merger combined entity.

•
In connection with the merger, the unitholders of pre-merger ETP received 1.5 common units of the registrant for each common unit of pre-merger ETP they owned. As pre-merger ETP was treated as the predecessor of the post-merger combined entity, the historical common units and net income or loss per limited partner unit amounts presented in the accompanying financial statements and other information have been retrospectively adjusted to reflect the 1.5 to one unit-for-unit exchange.

•
Subsequent to the merger, the combined entity changed the presentation of its reportable segments. Accordingly, the accompanying financial statements and other information have been retrospectively revised to reflect the post-merger reportable segments.

•
Condensed consolidating financial information has been included in the notes to the consolidated financial statements pursuant to Rule 3-10 of Regulation S-X. The condensed consolidating financial information has been presented as if the merger occurred on January 1, 2014 (the beginning of the earliest period presented in the accompanying financial statements).

In order to preserve the nature and character of the disclosures previously included in pre-merger ETP's Form 10-K for the year ended December 31, 2016 and in the registrant's Form 8-K filed on May 8, 2017, the items included in this Form 8-K have been updated solely for matters relating specifically to the retrospective revision of amounts reported in ETP's reportable segments in its consolidated financial statements and the other matters, as described above. No attempt has been made in the audited financial statements included in Exhibit 99.1 in this Form 8-K, and it should not be read, to modify or update other disclosures as presented in the 2016 Form 10-K to reflect events or occurrences after the date of the filing of the 2016 Form 10-K, February 24, 2017. Therefore, this Form 8-K should be read in conjunction with the 2016 Form 10-K, and filings made by ETP with the SEC subsequent to the filing of the 2016 Form 10-K, including ETP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017 filed on May 4, 2017 and August 9, 2017, respectively.
Item 9.01 of this Current Report on Form 8-K revises certain information contained in ETP’s 2016 Form 10-K to reflect these changes in amounts reported in ETP's reportable segments. In particular, Exhibit 99.1 contains a revised description of ETP’s business segments, financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 9.01 of this Current Report on Form 8-K also includes Exhibit 99.2, which revises the calculations of the ratio of earnings to fixed charges for each of the five years ended December 31, 2016 to reflect the post-merger combined entities on a consolidated basis for all periods.

Item 9.01    Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP related to Energy Transfer Partners, L.P.
99.1
Revised Energy Transfer Partners, L.P. description of the business, financial statements as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and Management's Discussion and Analysis of Financial Condition and Results of Operations.

99.2	Computation of Ratio of Earnings to Fixed Charges
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
		By:	Energy Transfer Partners GP, L.P.
its General Partner

		By:	Energy Transfer Partners, L.L.C.
its General Partner

Date:	August 14, 2017	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer (duly authorized to sign on behalf of the registrant)